  July 6, 2016 Dear Stockholder, InvenTrust’s complex history and life cycle is well known. This $12 billion diversified REIT was assembled with properties in a wide variety of geographic markets and in several diverse asset classes and property types. While this size and diversity supported our distribution rate for several years, many of these investments did not perform well on a value basis coming out of the real estate downturn and have negatively affected the net asset value (“NAV”) of the Company. This REIT’s structure also has created complexity when determining an exit strategy in the wake of the Great Recession, such that market conditions and investor appetite have necessitated the execution of multiple strategic transactions of individual asset classes to maximize stockholder value versus a single liquidity event. InvenTrust’s Long Journey to a Pure-Play Retail REIT In 2012, we first articulated our long-term plan to streamline our portfolio, improve the overall quality of the portfolio and its value appreciation potential, and focus on improving and strengthening our balance sheet. This strategy included consideration of various liquidation options, including liquidating our portfolio of assets by individual platforms, utilizing a range of options including spin-offs, listing a platform on a national securities exchange, and sales of targeted portfolios. While these multiple strategic transactions and events have taken time to execute, we believe these actions have maximized value for InvenTrust’s stockholders. On June 21, 2016, we completed the next, and near final, step of our portfolio transformation with the closing of the University House sale. A consortium formed among the Canada Pension Plan Investment Board, GIC and Scion Communities Investors purchased our student housing platform. After repayment and assumption of debt and other general closing costs, InvenTrust’s net proceeds will total approximately $835 to $845 million subject to post closing obligations, the majority of which are related to the expected completion of a development property in the third quarter of 2016. This was a successful transaction on many fronts for InvenTrust and our stockholders, and I would like to thank the team at University House for all of their work and wish them continued success going forward. The closing of this transaction marks the culmination of our long journey to become a pure-play retail REIT. Moving forward, this is the first time since the Company’s inception that we will be focused on a single-asset class. We believe, that after the refinement and transformation of the retail portfolio, this simplified and dedicated platform comprised of open-air grocery anchored and power centers with characteristics to perform in all different economic conditions, will position this REIT for long-term growth and success. Upon becoming a pure-play retail company, our first objective is to determine how to most effectively use the net proceeds from the student housing transaction. The Board is investigating and considering, along with other uses of         The Board is investigating and considering, along with other uses of proceeds, a share buyback for a portion of the student housing proceeds. We anticipate making an announcement regarding the use of the proceeds in the second half of 2016. We completed another step of our portfolio transformation with the closing of the student housing transaction. After repayment and assumption of debt and other closing costs, InvenTrust’s net proceeds will total approximately $835 to $845 million subject to post closing obligations...

                                                                                                                          proceeds, a share buyback for a portion of the student housing proceeds. We anticipate making an announcement regarding the use of the proceeds in the second half of 2016. We anticipate using a portion of the proceeds to invest in premier multi-tenant retail assets and paying down debt to enhance and provide flexibility to our capital structure. Communicating InvenTrust’s Pure-Play Retail Strategy Recently, we attended a major real estate investor conference in New York to discuss our portfolio strategy with Wall Street analysts and investors. The presentation we used at the conference is available on our website and I encourage you to review it in detail. A few key takeaways from the presentation include:  Currently, we view our retail portfolio as consisting of strategic and non-strategic assets. At this time, about one third of our 95 retail assets are considered non-strategic.  The financial metrics comparing our recent purchases and dispositions tell a compelling story regarding our focus on this recycling effort: o Average Base Rent (“ABR”) per sq. ft. = $17.24 for our nine recent acquisitions versus $12.08 for our 25 recent dispositions. Further, if InvenTrust ends up ultimately listing on a national exchange, publicly traded companies tend to trade at a larger multiple the higher their ABR. We also believe a higher ABR may correlate with higher sales prices if our properties are sold as a portfolio in the future. o Occupancy = 96% for our nine acquisitions since 1/1/15 versus 94% for our 25 dispositions since 1/1/15. These new properties are located where retailers “need” to be in order to be successful in that market. o Average Size = ~200,000 sq. ft. for the nine acquisitions compared to ~96,000 sq. ft. for the dispositions. These acquisitions bring greater opportunities for rent growth and the ability to leverage our operating platform.  We are focused on targeting markets with high job and population growth in Sunbelt markets, such as Dallas, Atlanta, Raleigh, Los Angles and Austin.  Balance sheet management continues to be a focus. We believe we have a well-staggered debt maturities schedule and an increased unencumbered asset base. Executing the Final Phase of Our Strategy After completing more than $12 billion in dispositions and acquisitions, which includes several significant portfolio spin-offs since 2012, we are in the position to refine and transform our retail portfolio for the final phase of our liquidity journey. We believe this next phase of our strategy, involving the continuing refinement of our retail portfolio will benefit the Company in the following ways.  First, the Company’s portfolio will have a simplified collection of assets and a compelling financial story, which will: o Attract interest from institutional retail real estate investors if a decision is made to ultimately list the Company on a national exchange, such as the NYSE. o More closely match our traded peer set, making the platform more attractive if we ultimately pursue a sale.  Second, it will better position the Company if a slow-down takes place in the economy or a disruption in the debt markets occurs. We believe the execution of this next phase of our strategy, which we anticipate completing over the next 24 months, will maximize long-term value for our stockholders, position the Company for future success, and put the Company in a position to offer liquidity to all of our investors.

        2nd Quarter Cash Distribution Enclosed is a check for your cash distribution equaling $0.0325 per share for the second quarter of 2016. If you have invested through a trustee, a distribution statement is enclosed in lieu of a check. Please feel free to contact us at 855-377-0510 or investorrelations@inventrustproperties.com if you have any distribution questions. Future Distributions As we previously indicated, in connection with the spin-off of Highlands REIT and the student housing sale, the third quarter distribution rate needs to be adjusted to correlate to the cash generated from the remaining portfolio of assets. It is important to remember that many of our non-core assets did help to support a higher distribution rate, despite having a negative impact on the Company’s NAV. Without the lease income from the assets that were included in the Highlands spin-off in April 2016 as well as the student housing assets that were recently sold, the distribution rate of $0.13 per share on an annualized basis can no longer be supported by the cash flow from our remaining retail properties. We anticipate the new distribution rate for the third quarter of 2016 to be lower. We intend on announcing our new distribution rate after the Board meets in August and closer to the October distribution payment date. The new rate will be calculated and rightsized by taking into account all factors of our business, including the further acceleration of the execution of our retail portfolio recycling strategy in the second half of the year. Sincerely, INVENTRUST PROPERTIES CORP. Thomas P. McGuinness President, CEO Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements include statements about our plans and strategies and future events, including the retail strategy, possible uses of the proceeds from the University House transaction, and our new distribution rate among other things. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain and involve known and unknown risks that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to execute on our strategy; board approval of any potential liquidity events for stockholders, including a possible share buyback program and the terms of such a program; our ability to return value to our stockholders and the availability of cash flow from operating activities to fund distributions. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K as may be updated by any subsequently filed Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward- looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.